Exhibit 99.1

Synta Pharmaceuticals Corp.
45 Hartwell Avenue
Lexington, MA 02421

tel: 781 541 7125
fax: 781 274 8228

www.syntapharma.com

SYNTA AND GSK END ELESCLOMOL COLLABORATION AGREEMENT

Worldwide rights to elesclomol to return to Synta

LEXINGTON, MA — June 15, 2009 — Synta Pharmaceuticals Corp. (NASDAQ: SNTA), a biopharmaceutical company focused on discovering, developing, and commercializing small molecule drugs to treat severe medical conditions, announced today that GlaxoSmithKline (GSK) and Synta will end the collaborative agreement for the clinical development and commercialization of elesclomol effective no later than September 10, 2009.  Worldwide rights to elesclomol will revert to Synta and Synta may pay GSK a low single-digit royalty on any potential future sales of elesclomol.

“We appreciate GSK’s contributions to this program and understand their decision,” said Safi R. Bahcall, Ph.D., President and Chief Executive Officer of Synta.  “We will be meeting with medical and scientific advisors to review the data from the SYMMETRY trial and additional results later this year, and will use this guidance to inform our choices for a path forward for the program.  We expect to report more on additional data and plans for the program later this year.”

“While we are continuing to evaluate the potential of elesclomol, we are focusing our resources on the other programs in our portfolio, particularly our Hsp90 program for which we expect to initiate a number of new clinical trials in the near term,” continued Dr. Bahcall.  “With a strong cash position, a portfolio of first-in-class and best-in-class programs, and a productive discovery engine, we are excited about the potential of our pipeline and are committed to realizing the potential of these programs to benefit patients.”

Conference Call and Webcast Information

Synta will conduct a conference call to provide a corporate update today at 8:30 a.m. (ET).  The conference call will be webcast live over the Internet and can be accessed by logging on to the “Investors” section of the Synta Pharmaceuticals website, www.syntapharma.com, prior to the event.

The call also can be accessed by dialing (877) 407-8035 or (201) 689-8035 prior to the start of the call.  For those unable to join the live conference call, a replay will be available from 1:00 p.m. (ET) today through midnight (ET) on June 21.  To access the replay, dial (877) 660-6853 or (201) 612-7415 and refer to both account number 286 and conference ID 325811.  The webcast also will be archived on the Company’s website.

About Synta Pharmaceuticals

Synta Pharmaceuticals Corp. is a biopharmaceutical company focused on discovering, developing, and commercializing small molecule drugs to extend and enhance the lives of patients with severe medical conditions, including cancer and chronic inflammatory diseases.  Synta has a unique chemical compound library, an integrated discovery engine, and a diverse pipeline of clinical- and preclinical-stage drug candidates with distinct mechanisms of action and novel chemical structures.  All Synta drug candidates were invented by Synta scientists using our compound library and discovery capabilities.  For more information, please visit www.syntapharma.com.

Safe Harbor Statement

This media release may contain forward-looking statements about Synta Pharmaceuticals Corp. Such forward-looking statements can be identified by the use of forward-looking terminology such as “will”, “would”, “should”, “expects”, “anticipates”, “intends”, “plans”, “believes”, “may”, “estimates”, “predicts”, “projects”, or similar expressions intended to identify forward-looking statements.  Such statements, including statements relating to the timing, developments and progress of our clinical and preclinical programs, reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including those described in “Risk Factors” of our Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission.  Synta undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

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Contacts:

Synta Pharmaceuticals Corp.

Rob Kloppenburg

(781) 541-7125